UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): October 22, 2018

POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8550 Mosley Road Houston, Texas		77075-1180
(Address of Principal Executive Offices)		(Zip Code)
(713) 944-6900
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 22, 2018, the board of directors (the “Board”) of Powell Industries, Inc. (the “Company”) appointed Michael W. Metcalf as Executive Vice President and Chief Financial Officer of the Company. Mr. Metcalf will initially serve as Executive Vice President beginning on November 5, 2018. Effective as of the day immediately following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 (the “2018 10-K”) with the U.S. Securities and Exchange Commission (the “SEC”), Mr. Metcalf will assume the role of Chief Financial Officer. In connection with the appointment of Mr. Metcalf as Chief Financial Officer, Don R. Madison will step down as Executive Vice President and Chief Financial and Administrative Officer of the Company effective as of the day immediately following the filing of the 2018 10-K with the SEC. Mr. Madison will remain with the Company to assist in the transition of Chief Financial Officer duties to Mr. Metcalf and to provide certain consulting services to the Company. Further details regarding Mr. Madison’s new role have not yet been determined.
Mr. Metcalf, who is 51, held several financial management positions with General Electric Company prior to joining the Company. From April 2011 to October 2015, he served as Chief Financial Officer of Global Supply Chain and Operations at GE Oil & Gas. Mr. Metcalf then served as Chief Financial Officer of Production Solutions at GE Oil & Gas from November 2015 to August 2017. From August 2017 to August 2018, he was Chief Financial Officer of Artificial Lift Systems at Baker Hughes, a GE company. Most recently, since August 2018, Mr. Metcalf served as Chief Financial Officer of Aeroderivative Products at GE Power. Mr. Metcalf holds a bachelor’s degree in finance from the State University of New York at Buffalo and a Master of Business Administration from Syracuse University.
In connection with the appointment of Mr. Metcalf as Executive Vice President and Chief Financial Officer, the Company and Mr. Metcalf entered into an employment agreement effective as of November 5, 2018 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Metcalf is entitled to receive a base salary equal to $325,000, subject to review annually by and at the sole discretion of the Compensation Committee (the “Compensation Committee”) of the Board, as well as a signing bonus equal to $100,000 payable six months after the commencement of his employment, provided that his employment is not terminated pursuant to certain conditions set forth in the Employment Agreement prior to such date. The Employment Agreement further provides that Mr. Metcalf will be eligible for discretionary bonuses, short term incentive compensation awards and/or long-term incentive compensation awards based upon achievement of performance objectives established by the Compensation Committee of the Board. Mr. Metcalf’s employment shall continue at will and shall be terminable by either Mr. Metcalf or the Company for any reason. The term of the Employment Agreement shall continue until terminated pursuant to the terms of the Employment Agreement regarding termination, resignation or retirement.
The Employment Agreement provides that in the event the Company terminates Mr. Metcalf’s employment without “cause” or if Mr. Metcalf terminates his employment for “good reason,” in each case prior to a “change in control” (as these terms are defined in the Employment Agreement), during the term of the Employment Agreement, Mr. Metcalf will be entitled to receive, among other things, (i) his then-current base salary for 24 months thereafter, (ii) an amount equal to his then-current target short-term incentive compensation and (iii) immediate vesting of his equity-based awards. In the event that the Company terminates Mr. Metcalf’s employment without cause or Mr. Metcalf terminates his employment for good reason, in each case within a specified period following a change in control, Mr. Metcalf will be entitled to receive, among other things, (x) his then-current base salary for 36 months thereafter, (y) an amount equal to two-times his then-current target short-term incentive compensation and (z) immediate vesting of his equity-based awards.
In connection with entry into the Employment Agreement, Mr. Metcalf has agreed not to (i) compete with the Company for so long as he is employed by the Company and for the greater of (A) one year from the date of termination of his employment and, (B) if applicable, the period during which he is entitled to receive severance (the “Restricted Period”) or (ii) solicit or encourage any employee or consultant of the Company to leave employment of the Company or otherwise hire any such employees during the Restricted Period.
There are no family relationships between Mr. Metcalf and any director or executive officer of the Company. There is no arrangement or understanding between Mr. Metcalf and any other person pursuant to which Mr. Metcalf was selected as Executive Vice President and Chief Financial Officer. There are no transactions involving Mr. Metcalf requiring disclosure under Item 404(a) of Regulation S-K. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.
On October 31, 2018, the Company issued a press release titled “Powell Industries Names New Chief Financial Officer.”
A copy of such press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement effective as of November 5, 2018 by and between the Company and Michael W. Metcalf

99.1	Press Release dated October 31, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWELL INDUSTRIES, INC.

Date: October 31, 2018
	By:	/s/ Don R. Madison
Don R. Madison
Executive Vice President
Chief Financial and Administrative Officer
(Principal Financial Officer)